                                         ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY                        Exhibit 12
                                      Computation of Ratio of Earnings to Fixed Charges
                                                       and Preferred Dividends
                                                    (In Thousands Except Ratios)

                                                            Three Months Ended         Six Months Ended     Twelve Months Ended
                                                                   June 30,                 June 30,               June 30,
                                                             1998        1997        1998         1997        1998          1997
EARNINGS:
Income before preferred stock dividends                 $      5,687 $     4,862 $    10,332 $      8,747 $    22,490 $      17,542
Federal income taxes                                           3,017       2,573       5,473        4,620      12,127         9,250
Interest charges                                               3,878       4,222       7,714        8,515      15,821        15,525
                                                        ----------------------------------------------------------------------------
 Earnings available to cover fixed charges                    12,582      11,657      23,519       21,882      50,438        42,317
                                                        ----------------------------------------------------------------------------
FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest on long-term debt                                     3,713       3,394       7,337        6,647      14,720        13,152
Preferred dividend requirement (1)                               311         310         621          620       1,251         1,240
Other interest                                                   192         781         398        1,767       1,013         3,447
Amortization of debt discount - net                               98          89         195          178         393           364
                                                        ----------------------------------------------------------------------------
Total fixed charges                                            4,314       4,574       8,551        9,212      17,377        18,203
                                                        ----------------------------------------------------------------------------
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                        2.92        2.55        2.75         2.38        2.90          2.32
                                                        ============================================================================


(1) Preferred Dividend Requirement:

Preferred dividends                                              203         203         406          406         813           812
Effective tax rate                                            34.66%      34.61%      34.63%       34.56%      35.03%        34.53%
                                                        ----------------------------------------------------------------------------
Preferred dividend requirement                          $        311 $       310 $       621 $        620 $     1,251 $       1,240
                                                        ============================================================================

Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

                                              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY                      Exhibit 12
                                           Computation of Ratio of Earnings to Fixed Charges
                                                       (In Thousands Except Ratios)

                                                             Three Months Ended        Six Months Ended       Twelve Months Ended
                                                                     June 30,               June 30,                 June 30,
                                                                1998        1997        1998         1997        1998          1997
EARNINGS:
Income before preferred stock dividends                 $      5,687 $     4,862 $    10,332 $      8,747 $    22,490 $      17,542
Federal income taxes                                           3,017       2,573       5,473        4,620      12,127         9,250
Interest charges                                               3,878       4,222       7,714        8,515      15,821        15,525
                                                        ----------------------------------------------------------------------------
 Earnings available to cover fixed charges                    12,582      11,657      23,519       21,882      50,438        42,317
                                                        ----------------------------------------------------------------------------
FIXED CHARGES:
Interest on long-term debt                                     3,713       3,394       7,337        6,647      14,720        13,152
Other interest                                                   192         781         398        1,767       1,013         3,447
Amortization of debt discount - net                               98          89         195          178         393           364
                                                        ----------------------------------------------------------------------------
Total fixed charges                                            4,003       4,264       7,930        8,592      16,126        16,963
                                                        ----------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                              3.14        2.73        2.97         2.55        3.13          2.49
                                                        ============================================================================

Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

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